EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISITERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of: (i) our report, dated March 17, 2006 regarding Velocity Asset Management, Inc. in Amendment No. 2 to the Registration Statement SB-2 and related Prospectus of Velocity Asset Management, Inc., dated April 20, 2006, for the registration of shares of its preferred stock.


/s/ Cowan, Gunteski & Co., P.A.
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Cowan, Gunteski & Co., P.A.
Toms River, New Jersey
April 21, 2006